UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

EA Series Trust
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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[ ]    Fee paid previously with preliminary materials.

[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Shareholder Name Address 1 Address 2 Address 3 City, State, Zip

YOUR RESPONSE IS REQUESTED
Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in one or more Bridgeway Funds. In order to proceed we are requesting your immediate response. This matter pertains to an important proposal for the Fund which requires your response.
We would like to speak with you regarding an important matter. The call will only take a moment, and no confidential information is required. Please contact us toll-free at 888-567-1626 from 9:00 a.m. to 10:00 p.m. ET, MondayFriday, or from 10 a.m. to 6 p.m. ET on Saturday.
When you call, please reference your investor ID listed below.

Thank you for your attention to this request—we deeply appreciate your investment with Bridgeway Funds.

Sincerely,

/s/Deborah L. Hanna

Deborah L. Hanna
Secretary, Bridgeway Funds, Inc.

INVESTOR ID: 01234567891    Security ID: 12345678
    Household ID: 01234567891

THIS LETTER RELATES TO YOUR INVESTMENT WITH BRIDGEWAY FUNDS

bridgewayfunds.com Bridgeway Funds | 20 Greenway Plaza, Suite 930, Houston, Texas 77046

Dear Valued Shareholder,

We need your help. You are a significant shareholder in Bridgeway Funds, and your proxy vote is critical. You were recently sent proxy materials for the upcoming Special Meeting of Shareholders scheduled for July 14, 2026. If you have not yet cast your important proxy vote, please do so today. A copy of your proxy card is enclosed.

As discussed in more detail in the Combined Proxy Statement and Prospectus previously sent to you, shareholders are being asked to consider and vote to approve an Agreement and Plan of Reorganization to reorganize three existing Funds into new Bridgeway ETFs. The Board is recommending that shareholders vote “FOR” the proposals.

For more information, please refer to the proxy statement, which can be found at: vote.proxyonline.com/bridgeway/docs. If you have any proxy-related questions, please call 866-227-7300 for assistance. Representatives are available from 9:00 a.m. to 10:00 p.m. ET, Monday-Friday, or from 10 a.m. to 6 p.m. ET on Saturday. We very much appreciate your attention to this matter. Please help us by casting your vote today.

Sincerely,

/s/Deborah L. Hanna
Deborah L. Hanna
Secretary, Bridgeway Funds, Inc.

Here are three convenient methods for voting your proxy:

Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number listed on the enclosed proxy card.

Vote Online. You may cast your vote online by visiting the Internet address listed on the enclosed proxy card and following the instructions on the website.

Vote by Mail. You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the prepaid return envelope provided.

The Board of Directors unanimously recommends that shareholders vote “FOR” the proposals.
bridgewayfunds.com Bridgeway Funds | 20 Greenway Plaza, Suite 930, Houston, Texas 77046